THIS INTERNET CONSULTING/MARKETING AGREEMENT entered this 9th day of March 1999 for software development and Internet marketing between: PSYCHICNET.COM, Inc., located at, 6016 Amberwoods Drive, Boca Raton, FL 33433, (hereinafter referred to as "COMPANY"), and VIRTUAL FINANCIAL CORP. located at 750 East Sample Road, Suite 204, Pompano Beach, Florida 33064, (hereinafter referred to as "CONSULTANT") engaged in providing software development and Internet marketing services.

         WHEREAS: the COMPANY desires software development and Internet marketing services and desires to employ CONSULTANT to provide such services as an independent contractor/consultant, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement.

         NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows-

1. APPOINTMENT The COMPANY hereby appoints CONSULTANT as its software development and Internet marketing consultant and hereby retains and employs CONSULTANT, on the terms and conditions of this Agreement.

2. TERM The term of this agreement shall begin on March 9, 1999 and shall terminate on the e of March 2000 and can be cancelled by either party with thirty days prior notice.

3.       DUTIES OF COMPAMY
         -----------------

         A. COMPANY shall supply CONSULTANT, on a regular and timely basis with all approved data and information pertaining to the public disclosure of the COMPANY, its management, products, and/or operations and the COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information supplied to CONSULTANT.
         B. COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event which triggers any restrictions on publicity-
         C. COMPANY shall notify CONSULTANT if any information or data supplied to CONSULTANT has not been generally released or promulgated.


4.       DUTIES OF CONSULTANT
         --------------------

                                  SCOPE OF WORK

         A. PHASE 1. Site Redesign ('Face Lift') Estimated time of completion: 4 weeks


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


                The initial focus of the VFC team will be to redesign the graphics, layout and user interface of the Psychichnet.com site to make it more attractive and professional, easier to navigate, and more fun and engaging for its users.

                This will be accomplished by developing a cohesive design theme combining professional graphics and animations with a consistent hierarchical navigational interface.

                The Psychic client user interface will be designed to run in any recent web-browser, including Microsoft Internet Explorer, Netscape Navigator, and others.

                A second important goal in Phase I vall be to increase traffic to the site through strategic search-engine indexing and online advertising and promotion.


         B. PHASE II. Enhanced E-Commerce System Estimated time of completion: 10 weeks

                In Phase 11, a far more powerful e-commerce system will be implemented which will offer numerous advantages to the site's users and to Psychic.

                From the customer's perspective, the site will be easier to navigate and more user-friendly. Users will be able to locate the product they are looking for more quickly through a dynamically-generated series of product categories which does not present as many items at one time as does the current site. Members of the Psychic discount program will be able to log on and access the catalog, receiving the actual discounts to which they are entitled right online.

                The program will utilize streaming audio/video to enable the user to see and hear the psychic. The psychic will have a screen interface that will allow for product presentations to the user throughout the Ureading". The products are purchased unless the user specifically cancels the product purchase. The program will also give the user the ability to store the reading as an AVI file.

                From the Company's perspective, the site will be more easily maintained and orders more easily captured and processed. -

                Instead of needing to update the product database as well as dozens of HTML pages manually, the product database will be automatically converted from the export of the company's order-entry system database, with just the image file names being added to the database. No HTML will need to be edited because the catalog will be dynamically generated on the fly from the content of the database. This will also allow varying pages


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

                with different collections of products to be presented to users based on the preferences and interests they have demonstrated in navigating the site.

                Orders received via the web site will be formafted in a manner, which can be directly imported into the company's order-entry system, saving data entry time and eliminating error.

         C. PHASE Ill. Advanced Feature Development Estimated time of completion: 12 weeks

                In the third phase of the project, numerous advanced features will be developed to enable Psychicnet.com to maximize its initial traffic and to build repeat traffic by creating a vibrant and loyal user community.

                The following is an overview of additional features to be implemented:

                Affiliate site program- psychic/new-age sites will be targeted to participate in an affiliate program. Technology will be developed to track where orders originate from, with responsible sites being compensated accordingly.

                Community development- repetitive traffic will be developed by creating a sense of community through real-time chat rooms, message boards, and Hask-the-expert" forums.

                User preference tracking- sophisticated artificial intelligence technology will be used to build a profile of customer purchase habits. This user profile will allow the system to proactively market to customers by predicting the following:
                o  Additional products which are of likely interest
                o  Timing of future purchases of consumable items

5. COMPENSATION For all software development and Internet marketing services as outlined in item #4,

         A. 150,000 shares of common upon execution of this Agreement, to be paid in Reg D rule 504 stock.
         B. COMPANY shall pay CONSULTANT 75,000 options on its common stock exercisable at $2.25 to be vested as follows: 1. 50,000 upon completion of the software reference in 4.A.; 2. 12,500 upon completion of the software reference in 4. B; 3. 12,500 upon completion of the software reference in 4.C.
         C. The COMPANY shall not be responsible for any other costs of services provided by CONSULTANT unless pre-approved by the COMPANY.

6. RELATIONSHIP OF PARTIES CONSULTANT is an independent contractor responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon ( including unemployment compensation) and all workman's compensation insurance.



7.       CONFIDENTIALITY "Confidential Information" for the purposes of this


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

                agreement shall include COMPANY'S proprietary and confidential information including, without limitations, customer lists, business plans, marketing plans, financial information, designs, drawings, spec7ifications, models, software, source codes and object codes. During the term of this agreement, and thereafter for 60 months, CONSULTANT shall not, without prior written consent of COMPANY, disclose to anyone any "Confidential Information".

         8. ATTORNEYS FEES- Should either party default in the terms of conditions of the agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees through trial and appeal.

         9. ENTIRE AGREEMENT This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This agreement shall be governed for all purposes by the laws of the State of Florida. K any provision of this agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect

         11. ADDITIONAL DOCUMENTS AND ACTS Each party agrees to execute, acknowledge, and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby, and each Party agrees to act in good faith dealing in facilitating, maintaining, and carrying out the duties and obligations of this Agreement.

         12. ARBITRATION Any controversy or claim arising out of this Agreement, the interpretation of any of the provisions hereof, or the action, inaction, or breach of any Party hereunder shall be settled by arbitration in Pompano Beach, Florida. Any award of decision obtained from any such arbitration proceeding shall be final and binding on the Parties, and judgement upon any award thus obtained may be entered in any court having jurisdiction thereof. There shall be one arbitrator, mutually agreeable to the Parties, or if the Parties cannot agree on an arbitrator, than an arbitrator shall be appointed by a court of competent jurisdiction. The losing Party shall pay all the expenses of the arbitration. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Party except: (a) an action to compel arbitration pursuant to this Agreement, or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Agreement.

         13. AUTHORITY The Parties hereto represent and warrant that they possess the full and complete authority to covenant and agree as provided in this Agreement and, if applicable, to release other Parties as provided herein. If any Party hereto is not a natural person, the signatory for any such non-natural person represents and warrants that he or she possesses the authority and has been authorized by the entity to enter into this Agreement on the entity's behalf, whether by resolution, or upon the instruction by an authorized officer, or as authorized in the bylaws of the entity on whose behalf the signatory is executing this Agreement. No Party to this Agreement will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity.

         14. BINDING EFFECT This Agreement will be binding upon and inure to the benefit of the Parties, and their respective heirs, successors, and assigns. Nothing expressed or implied in this Agreement is intended, nor shall be construed, to confer upon or give any person, partnership, or corporation, other than the Parties, their heirs, successors, and assigns, any benefits, rights, or remedies under or by reason of this Agreement, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to a Party to this, Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement, except to the extent of any contrary provision herein contained.

         15. CONSTRUCTION In the event of a dispute hereunder, this Agreement shall be interpreted in accordance with its fair meaning and shall not be interpreted for or against any Party hereto on the ground that such Party drafted or caused to be drafted this Agreement or any part hereof, nor shall any presumption or burden of proof or persuasion be implied by virtue of the fact that this Agreement may have been prepared by or at the request of a particular Party or his or her counsel.

         16. EXHIBITS All Exhibits attached hereto or mentioned herein in this Agreement are incorporated by reference for all purposes and shall be treated as if set forth herein.

         17. FORCE MAJEURE Any party shall be released from its obligations under this Agreement in the event of an act of God, war, riot, fire, strike, or other labor dispute, epidemic, or other causes beyond the control of that Party, render performance by that Party impossible.

         18. GOVERNING LAW The Parties to this Agreement agree that all questions respecting the negotiation, execution, construction, interpretation, or enforcement of this Agreement, or the rights, obligations, and liabilities of the parties hereto, shall be determined in accordance with the applicable provisions of the laws of the state of Florida.

         19. INDEMNIFICATION Each party shall indemnify the other against any and all claims, demands, losses, costs, obligations, and liabilities that the Party may incur or suffer as a result of the other Party's breach of any agreement, covenant, or warranty in this Agreement.

         20. JURISDICTION Each Party hereby consents to the exclusive jurisdiction of the state of Florida, whether such action be for arbitration or litigation, or otherwise. Each Party further agrees that personal jurisdiction over him or her may be effected by service of process by registered of certified mail addressed as

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

                provided in the Notice section of this Agreement, and that when so made shall be as if served upon him or her personally within the state of Florida.

         21. MODIFICATION The provisions of this Agreement may be waived, altered, amended, modified, or repealed, in whole or in part, only by the written consent of all Parties to this Agreement

         22. NO AUTHORITY TO BIND Nothing contained in the Agreement shall be construed to constitute either Party as a partner, employee, joint venture, or agent of the other party, nor shall either Party have the authority to bind the other in any respect, it being intended that each shall remain an independent and responsible for his/hers/its own actions. Furthermore, each Party shall not use the name or credit of the other party in any manner whatsoever, nor incur any obligation in the other Party's name.

         23. NON-WAIVER The failure of any party to insist upon the prompt and punctual performance of any term of condition in this Agreement, or the failure of any Party to exercise any right or remedy under the terms of this Agreement on any one or more occasions shall not constitute a waiver of that or any other term, condition, right, or remedy on that or any subsequent occasion, unless otherwise expressly provided for herein.

         24. NOTICES Any notices or other document to be given or to be served upon any Party hereto in connection with this Agreement must be in writing, (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified in this Agreement; and if none is specified, to the last known address by the Party to receive the notice. Any Party may, at any time by giving five-(5) days prior written notice to the other Parties, designate any other address in substitution of the foregoing address to which such notice will be given.

         25. SEVERABILITY If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid for any reason, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is head invalid shall be unaffected by such holding. If the invalidation of any such provision materially alters the Agreement of the Parties, then the Parties shall immediately adopt new provisions to replace those which were declared invalid,

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

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this agreement.


/s/ [ILLEGIBLE]
-----------------------                                VIRTUAL FINANCIAL CORP.
Witness                                                750 East Sample Road
                                                       Suite 204
                                                       Pompano Beach, Florida


/s/ [ILLEGIBLE]
-----------------------
Printed


                                                       By: /s/ Richard Dwyer
                                                          ----------------------
                                                          Richard Dwyer



/s/ [ILLEGIBLE]
-----------------------                                Psychicnet.com, Inc.
Witness                                                6016 Amberwoods Drive
                                                       Boca Raton, FL 33433



/s/ [ILLEGIBLE]
-----------------------
Printed

                                                       By: /s/ Joseph Ardito Jr.
                                                          ----------------------
                                                          Joseph Ardito Jr.


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